Exhibit 10.5.1
THIRD AMENDMENT TO LEASE
(GR ONE — HEALTH GRADES EXPANSION)
This Third Amendment to Lease (“Third Amendment”) is made as of this ______________day of November, 2006, by and between GR DEVELOPMENT ONE LLC, a Colorado limited liability company (“Landlord”), and HEALTH GRADES, Inc., a Delaware corporation (“Tenant”).
RECITALS
Landlord and Tenant are parties to that certain Building Lease, dated December 8, 2004, as amended by First Amendment to Lease dated May 3, 2005, and Second Amendment dated November 30, 2005 (collectively, the “Lease”), for Premises in the Building known generally as Golden Ridge Building I, 500 Golden Ridge Road, Golden, Colorado 80401. All capitalized terms used but not defined herein shall have the meanings given them in the Lease. Landlord and Tenant desire to amend the Lease to provide for an increase in the size of the Premises and matters related thereto. Accordingly, the Lease is modified as follows.
1. Beginning on January 1, 2007 (the “Expansion Space Commencement Date”), the expansion area depicted on Replacement Exhibit B attached hereto and consisting of 7,228 rentable square feet (the “Expansion Space”), shall be added to and deemed a part of the Premises. As of the Expansion Space Commencement Date, the total Rentable Area of the Premises shall be 35,885 rentable square feet. Tenant shall have Early Access to the Expansion Space from and after the date of this Third Amendment until the Expansion Space Commencement Date on the terms and conditions set forth in Section 1.3(a) of the Lease for purposes of designing and constructing the Expansion Space Improvements (as defined below). Tenant’s Early Access to the Expansion Space shall be subject to all applicable terms and conditions of the Lease except for the payment of Base Rent and Additional Rent for the Expansion Space, which shall not commence until the Expansion Space Commencement Date. Therefore, as of the Expansion Space Commencement Date, Section 1.1(r) shall be deemed amended to thirty-five thousand, eight hundred eighty-five (35,885) rentable square feet.
2. Section 1.1(e) is hereby amended to provide that the Expiration Date shall be May 31, 2011.
3. Section 1.5, Exhibit A and all other applicable provisions of the Lease are hereby amended to provide that as of January 1, 2007, Base Rent for the Expansion Space shall be $10.50 per square foot of Rentable Area in the Expansion Space. Beginning on January 1, 2008, and on each January 1 thereafter during the Term, Base Rent for the Expansion Space shall escalate by three percent (3%) over the Base Rent for the Expansion Space for the prior year. In addition, from June 1, 2010, until the Expiration Date, Base Rent for the entire Premises, including the Expansion Space, shall be calculated using the Base Rent rate per square foot of Rentable Area payable for the Expansion Space. The Replacement Exhibit A attached hereto supersedes and replaces in its entirety Exhibit A attached to the Lease.
4. Section 9.1 of the Lease (entitled “Extension Options”) is hereby amended to provide that:

(a) the Option to Extend shall apply to the entire Premises, including the Expansion Space; and
(b) the Option to Extend shall be for one (1) extension option of three (3) years. If Tenant desires to exercise its Option to Extend, Tenant shall give notice to Landlord at least nine (9) months prior to the end of the Term, as extended by this Third Amendment. If Tenant exercises its Option to Extend, the Term shall be extended by an additional three (3) years.
5. The first full sentence of Section 9.2 of the Lease (entitled “Right of First Refusal”) is hereby amended as follows, to include the one-year addition to the primary Term: “At all times during the primary Term of this Lease (i.e., 02/15/05 — 05/31/11), but not during any renewal or extension thereof, Landlord shall give Tenant the right, at Tenant’s option, to lease any block of space in the Building which shall not exceed, in the aggregate, seven thousand two hundred (7,200) rentable square feet (the “First Refusal Space”), upon the same terms and conditions as contained in any bona fide offer to lease any First Refusal Space received by Landlord and which Landlord desires to accept, except for any upward adjustment in Base Rent necessary because of a material disparity in the credit worthiness of the third party offeror as compared to Tenant and provided that Tenant’s then-current NIBEI shall be proportionately greater than that set forth in Section 4.17, based upon the number of rentable square feet contained in the First Refusal Space.”
6. The following Subsection 9.2(e) is hereby added:
(e) Notwithstanding anything to the contrary set forth in this Section 9.2, Tenant’s Right of First Refusal shall not apply to, and Landlord shall have no obligation to offer to Tenant the space described in, a bona fide offer from a third party to lease any block of space in the Building containing more than 7,200 rentable square feet.
7. Tenant desires to construct additional improvements within the Expansion Space. Accordingly, a new Section 2.3 is hereby added as follows:
2.3 Expansion Space Improvements.
a. In conjunction with the Third Amendment, Landlord agrees to provide Tenant an “Expansion Space Improvement Allowance” of $5.00 per Rentable Square Foot contained in the Expansion Space. The Expansion Space Improvement Allowance shall be applied to all hard construction costs and architectural and engineering costs Tenant incurs in designing and constructing the Expansion Space improvements (the “Expansion Space Improvements”) pursuant to Landlord approved plans and specifications (the “Construction and Design Costs”). Prior to construction, Tenant shall have obtained Landlord’s written approval of the Expansion Space Plans and Specifications. The Expansion Space Improvement Allowance shall not be used for Tenant’s moving expenses, decorating, furnishings, trade fixtures or office equipment. Landlord shall retain any portion of the Expansion Space Improvement Allowance that has not been paid or is not otherwise committed pursuant to the approved Expansion Space Improvement Plans and Specifications as of the date the Expansion Space Improvements are completed. Landlord shall reimburse Tenant for its Construction and Design Costs, up to the maximum amount of the Expansion Space Improvement Allowance, within thirty (30) days after receipt of an invoice therefor; provided, however, that Landlord’s reimbursement obligation is contingent upon Tenant providing Landlord with copies of Tenant’s paid invoices and lien waivers from all contractors, subcontractors and suppliers, and such additional supporting documents as Landlord may reasonably request.

b. Tenant will be responsible for all Construction and Design Costs in excess of the Expansion Space Improvement Allowance and Tenant shall pay, prior to delinquency, all such excess costs directly to Tenant’s contractors.
8. Section 4.1(a) is hereby amended to provide that, as of the Expansion Space Commencement Date, Tenant shall be entitled to the nonexclusive use of an additional four (4) unreserved and non-exclusive Parking Spaces on the Property per 1,000 rentable square feet of the Expansion Space (for a total of twenty-nine (29) additional Parking Spaces) during the Term, for a total of one hundred forty four (144) Parking Spaces during the Term, which includes the five (5) reserved and the additional Parking Spaces.
9. The Lease is hereby ratified and confirmed in all respects as being in full force and effect, as modified by this Third Amendment.
10. This Third Amendment may be executed in two or more counterparts, all of which, taken together, shall be deemed to be one complete agreement. Facsimile signatures shall be deemed to be originals.
IN WITNESS WHEREOF, Landlord and Tenant have respectively executed this Third Amendment as of the day and year first above written.

TENANT:	LANDLORD:

HEALTH GRADES, INC., a Delaware corporation	GR DEVELOPMENT ONE LLC, a Colorado limited liability company

By:	By:	GR Construction LLLP, a Colorado limited liability limited partnership, Its Manager

Name:	By:	NDG I Management Inc., a Colorado corporation, Its General Partner

Title:	By:

Gregory C. Venn, Its President

STATE OF COLORADO	)
	)	ss.
COUNTY OF ______________	)
The foregoing instrument was acknowledged before me this ______________day of ______________, 2006, by ______________, as ______________of Health Grades, Inc., a Delaware corporation.
Witness my hand and official seal.
My commission expires: ___________________

Notary Public

STATE OF COLORADO	)
	)	ss.
COUNTY OF ______________	)
The foregoing instrument was acknowledged before me this ______________day of ______________, 2006, by Gregory C. Venn, President of NDG I Management Inc., General Partner of GR Construction LLLP, as Manager of GR DEVELOPMENT ONE LLC.
Witness my hand and official seal.
My commission expires: ___________________

Notary Public

REPLACEMENT EXHIBIT A
BASE RENT SCHEDULE
For Third Amendment to Lease Between
GR DEVELOPMENT ONE LLC, “Landlord"
and
HEALTH GRADES, INC., “Tenant"
INITIAL SPACE

	Rentable
	Square
	Footage	Base Rent per	Annual Base	Monthly Base
Months	(RSF)	RSF	Rent	Rent
1-3	25,657	$0.00	$243,741.50	$0.00
4-12	25,657	$9.50	$243,741.50	$20,311.79
3/1/06-12/31/06	28,657	$9.74	$279,119.18	$23,259.93
1/1/07-2/28/07	28,657	$9.74	$279,119.18	$23,259.93
3/1/07-2/28/08	28,657	$9.98	$285,996.86	$23,833.07
3/1/08-2/28/09	28,657	$10.23	$293,161.11	$24,430.09
3/1/09-2/28/10	28,657	$10.49	$300,611.93	$25,051.00
3/1/10-5/31/10	28,657	$10.75	$308,062.75	$25,671.90
6/1/10-12/31/10	28,657	$11.47	$328,695.79	$27.391.32
1/1/11-5/31/11	28,657	$11.82	$338,725.74	$28,227.25
EXPANSION SPACE

	Rentable
	Square
	Footage	Base rent per	Annual Base	Monthly Base
Dates	(RSF)	RSF	Rent	Rent
1/1/07-12/31/07	7,228	$10.50	$75,894.00	$6,324.50
1/1/08-12/31/08	7,228	$10.82	$78,206.96	$6,517.25
1/1/09-12/31/09	7,228	$11.14	$80,519.91	$6,710.00
1/1/10-12/31/10	7,228	$11.47	$82,905.16	$6,908.76
1/1/11-5/31/11	7,288	$11.82	$85,434,96	$7,119.58

REPLACEMENT EXHIBIT B
PREMISES DEPICTION
For Third Amendment to Lease Between
GR DEVELOPMENT ONE LLC, “Landlord"
and
HEALTH GRADES, INC., “Tenant"

SUITE 140
7,228 RSF

J:\Ted\GR1\GR1 Vacancy.dwg 11/16/2006 9:24:47 AM